Exhibit 11

             CARPENTER TECHNOLOGY CORPORATION AND SUBSIDIARIES
              PRIMARY EARNINGS PER COMMON SHARE COMPUTATIONS
       For the Three and Six Months Ended December 31, 1995 and 1994
                   (in thousands, except per share data)




                                      Three Months         Six Months
                                   ------------------  ------------------
                                     1995      1994      1995      1994
                                     ----      ----      ----      ----

Net Income for Primary Earnings
-------------------------------
  Per Common Share
  ----------------

Net income                         $ 12,293  $  9,827  $ 24,199  $ 14,759

Dividends accrued on convertible
  preferred stock, net of tax
  benefits                             (390)     (400)     (790)     (800)
                                   --------  --------  --------  --------
Net income for primary earnings
  per common share                 $ 11,903  $  9,427  $ 23,409  $ 13,959
                                   ========  ========  ========  ========
Weighted Average Common Shares
------------------------------
Weighted average number of
  common shares outstanding          16,547    16,252    16,464    16,264

Effect of shares issuable under
  stock option plans                    151        70       155       100
                                   --------  --------  --------  --------
Weighted average common shares       16,698    16,322    16,619    16,364
                                   ========  ========  ========  ========

Primary Earnings Per Common Share  $    .71  $    .58  $   1.41  $    .86
                                   ========  ========  ========  ========


All share and per share data for the three and six months ended
December 31, 1994, have been restated for the effect of a two-for-one common stock split that was distributed on September 15, 1995 to shareholders of record on September 1, 1995.

                                                                 Exhibit 11

             CARPENTER TECHNOLOGY CORPORATION AND SUBSIDIARIES
           FULLY DILUTED EARNINGS PER COMMON SHARE COMPUTATIONS
       For the Three and Six Months Ended December 31, 1995 and 1994
                   (in thousands, except per share data)




                                      Three Months         Six Months
                                   ------------------  ------------------
                                     1995      1994      1995      1994
                                     ----      ----      ----      ----
Net Income for Fully Diluted
----------------------------
  Earnings Per Common Share
  -------------------------

Net income                         $ 12,293  $  9,827  $ 24,199  $ 14,759

Assumed shortfall between
  common and preferred dividend        (143)     (199)     (326)     (397)
                                   --------  --------  --------  --------
Net income for fully diluted
  earnings per common share        $ 12,150  $  9,628  $ 23,873  $ 14,362
                                   ========  ========  ========  ========

Weighted Average Common Shares
------------------------------
Weighted average number of
  common shares outstanding          16,547    16,252    16,464    16,264

Assumed conversion of
  preferred shares                      912       918       912       918

Effect of shares issuable under
  stock option plans                    189        64       202       102
                                   --------  --------  --------  --------
Weighted average common shares       17,648    17,234    17,578    17,284
                                   ========  ========  ========  ========
Fully Diluted Earnings
  Per Common Share                 $    .69  $    .56  $   1.36  $    .83
                                   ========  ========  ========  ========

All share and per share data for the three and six months ended
December 31, 1994, have been restated for the effect of a two-for-one common stock split that was distributed on September 15, 1995 to shareholders of record on September 1, 1995.